UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2020

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (214) 623-6055

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Burke Employment Agreement, as defined and set forth in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the closing of the Asset Purchase Agreement (the “Asset Purchase Agreement”), between the Company and S-FDF, LLC, a Texas limited liability company (the "Seller") dated as of June 9, 2020, as subsequently amended effective October 1, 2020, the Company was obligated to make certain adjustments to the common stock issued to Seller. The adjustment was based primarily on the fair value of AESE shares sold subsequent to the Asset Purchase Agreement.

On December 31, 2020, the final amount of shares to be issued to the Seller was determined and an additional 500,973 shares were issued to Seller as of such date. The Asset Purchase Agreement is described in the Current Report on Form 8-K filed on June 10, 2020 and Form 8-K filed on October 6, 2020.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 10.2 to the Schedule 13D/A filed by the Company on June 17, 2020 and the Amendment to the Purchase Agreement, which was attached as Exhibit 2.1 to the Form 8-K filed by the Company on October 6, 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

Appointment of Chief Financial Officer, Brad Burke

As disclosed on the Company’s Current Report filed October 6, 2020 (the “October 6 Report”) and effective October 5, 2020, Brad Burke was appointed and agreed to serve on an interim basis as the Company’s Chief Financial Officer. The Company has since engaged Mr. Burke to serve full-time as the Company’s Chief Financial Officer, pursuant the Burke Employment Agreement (as defined below). The information required to be disclosed regarding Mr. Burke’s background and experience, as set forth in the October 6 Report, is hereby incorporated by reference.

Burke Employment Agreement

On December 28, 2020, in connection with his appointment as the Company’s Chief Financial Officer, the Company entered into an Employment Agreement with Brad Burke effective January 1, 2021 (the “Burke Employment Agreement”). Under the Burke Employment Agreement, Mr. Burke will receive an annual base salary in the amount of $275,000, payable in accordance with the Company's normal payroll periods will receive benefits consistent with the Company’s standard benefits package available to all employees. The Burke Employment Agreement also contains customary confidentiality, noncompetition, nonsolicitation, and noninterference covenants, and the Company’s standard intellectual property and inventions assignment clauses. Under the Burke Employment Agreement, Mr. Burke is entitled to receive nine months of severance in the event that his employment is terminated by the Company without Cause (as defined in the Burke Employment Agreement).

The foregoing summary of the Burke Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the period in which the agreement was entered into.

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Executive Option Grants

Pursuant to the Company’s 2020 Stock Incentive Plan (the “2020 Equity Plan”), on December 28, 2020 (a) Mr. Burke was granted options to purchase 20,000 shares of the Company’s common stock, (b) Ira Goldfarb was granted options to purchase 16,500 shares of the Company’s common stock, and (c) Claudia Goldfarb was granted options to purchase 16,500 shares of the Company’s common stock, each grant having an exercise price of $4.00 per share, which represents the closing price of the Company’s shares on the OTCQB marketplace on December 28, 2020 (collectively, the “Executive Option Grants”). The Executive Option Grants will vest 60% as of January 1, 2024 and 20% each anniversary thereafter until fully vested. As a condition of accepting grants of stock options under the 2020 Equity Plan, Mr. Burke, Mr. Goldfarb and Mrs. Goldfarb are required to enter into an Incentive Stock Option Grant Agreement with the Company, a form of which was attached as Exhibit 99.2 to the Form 8-K filed with the Securities and Exchange Commission on February 26, 2020.

The 2020 Equity Plan was approved by written consent of a majority of shareholders of record as of November 12, 2019 and adopted by the Board on December 5, 2019 as provided in the definitive information statement filed with Securities and Exchange Commission on January 10, 2020 (the “DEF 14C”). The foregoing description of the 2020 Equity Plan is qualified in its entirety by the text of the 2020 Equity Plan, a copy of which is attached as Annex C to the DEF 14C.

(e)

The information regarding the Burke Employment Agreement and the Executive Option Grants, each as set forth in Item 5.02(c), is incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Brad Burke Employment Agreement dated December 28, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: January 4, 2021

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